Nicor Inc.
                                                                       Form 8-K
                                                                   Exhibit 99.1


FOR IMMEDIATE RELEASE                  FOR MORE INFORMATION
July 29, 2005                          Financial Contact:  Mark Knox, re: N-940
                                                           630 388-2529

                                       Media Contact:  Don Ingle
                                                       630 388-2939


NICOR ANNOUNCES SECOND QUARTER EARNINGS

Naperville, IL - Nicor Inc. (NYSE: GAS) today reported second quarter 2005 net income, operating income and a diluted earnings per common share of $33.4 million, $58.0 million and $.75, respectively. This compares to second quarter 2004 net income, operating income and diluted earnings per common share of $19.5 million, $33.1 million and $.44, respectively.

The second quarter 2005 financial results included a Directors and Officers (D&O) insurance recovery, including earnings thereon, related to the company's previously announced securities class action and shareholder derivative settlements, that had a positive pretax impact on earnings of approximately $29.4 million, or about $.40 per share after-tax (absent this impact, the second quarter 2005 results would have been $.35 per share).

Earnings for the 2005 second quarter increased as a result of the aforementioned D&O insurance recovery. Second quarter 2005 earnings also reflect lower operating results in the company's gas distribution business and other energy-related ventures, which more than offset improved operating results in the company's shipping business.

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For the six months ended June 30, 2005, net income, operating income and diluted earnings per common share were $77.1 million, $127.8 million and $1.74, respectively. This compares to net income, operating income and diluted earnings per common share for the same period in 2004 of $39.0 million, $67.4 million and $0.88, respectively.

Both year-to-date periods were impacted by noteworthy items. 2005 financial results for the six-month period include the effects of D&O insurance recoveries, including earnings thereon, net of a shareholder derivative settlement announced on January 25, 2005. These items totaled approximately $29.9 million pretax, $.41 per share after-tax. Absent this impact, 2005 six-month results would have been $1.33 per share. 2004 financial results for the six-month period included a $38.5 million pretax litigation charge ($.52 per share after-tax) relating to a settlement of securities class action (absent this charge, 2004 six-months results would have been $1.40 per share).

Earnings for the 2005 six-month period were increased as a result of the aforementioned D&O insurance recoveries, net of the shareholder derivative settlement; and the absence of last year's litigation settlement charge. 2005 earnings for the six-month period also reflect lower operating results in the company's gas distribution business and other energy-related ventures, which more than offset improved operating results in the company's shipping business.

"Overall, 2005 results continue to be in-line with our full year expectations," said Russ M. Strobel, Nicor's president and chief executive officer. "Our shipping business continues to perform very well. Our gas distribution business, however, continues to be negatively impacted by the cost pressures that led to last year's filing for rate relief. As we have stated in the past, this pressure on the utility's earnings is expected to continue until reasonable rate relief is granted."

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Details regarding 2005 second quarter and six months ended financial results compared to 2004 follow:

o Gas distribution operating income in the second quarter decreased to $13.1 million from $22.1 million in 2004. The quarter decline is due primarily to:
   - Higher operating and maintenance costs ($4.0 million), including the impact of higher bad debt costs, increased costs of natural gas to operate company equipment and facilities, and higher labor and employee benefit-related costs;
   -  Lower property sale gains ($5.4 million); and
   -  Higher depreciation ($1.2 million).

   For the six months ended June 30, 2005, gas distribution operating income decreased to $71.5 million from $89.3 million in 2004. The year-to-date decline is due primarily to:
   - Higher operating and maintenance costs ($9.0 million) including the impact of higher bad debt, labor and benefit-related costs, higher general claims and increased natural gas costs to operate company equipment and facilities, partially offset by lower legal costs;
   -  Lower property sale gains ($5.4 million); and
   -  Higher depreciation ($2.7 million).

o Shipping operating income increased in the second quarter to $10.3 million from $6.9 million in 2004. For the six months ended June 30, 2005, shipping operating income increased to $22.5 million from $11.1 million in 2004. Improvements for both the quarter and six-month periods in 2005 were due primarily to increased volumes shipped and higher average rates.

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o  Operating income for the company's other energy ventures in the second quarter decreased to $4.7 million from $5.4 million in 2004 due primarily to lower operating results in the company's retail energy-related products and services businesses. For the six months ended June 30, 2005, other energy ventures operating income decreased to $3.1 million from $8.3 million in 2004 due primarily to lower operating results in the company's wholesale natural gas marketing business, partially offset by higher operating results in the company's retail energy-related products and services businesses.

   Lower operating results in the company's wholesale natural gas marketing business for the year-to-date period are due in large part to the negative impacts of required fair value accounting adjustments for derivatives used to mitigate commodity price risk in order to substantially lock-in the profit margin that will ultimately be realized from the sale of natural gas in storage. Earnings at the wholesale natural gas marketing business can be subject to volatility as the fair value of derivatives change, even when the underlying expected profit margin is largely unchanged.

o A D&O insurance recovery, including earnings thereon, recorded in the second quarter 2005 related to a securities class action and shareholder derivative settlement announced in April 2004 and January 2005, respectively, had a positive impact on pretax earnings of approximately $29.4 million, or about $.40 per share after-tax. 2005 six-month financial results included the second quarter D&O insurance recovery, including earnings thereon, and the impact of a first quarter D&O insurance recovery ($4 million pretax), net of a related shareholder derivative settlement ($3.5 million pretax), of approximately $0.5 million pretax. Combined, these items had a net positive pretax impact on 2005 earnings of approximately $29.9 million, or about $.41 per share after-tax.

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o  A $38.5 million pretax charge ($.52 per share after-tax) recorded in the first quarter 2004 associated with an agreement to settle securities class action litigation announced in April 2004 significantly reduced the company's 2004 six-month reported operating income and net income.


2005 Earnings Guidance
----------------------

The company also announced that its estimate for 2005 diluted earnings per common share is in the range of $2.30 to $2.50. This estimate remains unchanged from earlier guidance of $1.90 to $2.10 per share given at the end of the first quarter and at the beginning of the year, except for the adjustment to reflect the second quarter 2005 D&O insurance recovery discussed above. The estimate excludes, among other things: rate relief, which, if granted, could impact the fourth quarter; additional variability in earnings due to fair value accounting adjustments in the wholesale natural gas marketing business that could occur because of volatility in the natural gas markets; potential benefits, if any, due to the American Jobs Creation Act of 2004; and any future impacts associated with the Illinois Commerce Commission's performance-based rate plan/purchased gas adjustment review or other contingencies. While these items could materially affect 2005 earnings, they are not currently estimable. The company's 2005 estimate assumes normal weather for the remainder of the year.

The company will only provide updates to annual earnings guidance as part of its quarterly and annual earnings releases.

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Conference Call
---------------

As previously announced, the company will hold a conference call to discuss its second quarter financial results and 2005 outlook. The conference call will be held this morning, Friday, July 29, 2005 at 8:30 a.m. central, 9:30 a.m. eastern time. To hear the conference call live, please logon to Nicor's corporate Web site at www.nicor.com, choose "Investor" and then select the webcast icon on the Overview page. A replay of the call will be available until 5:00 p.m. central time, Friday, August 12, 2005. To access the recording, call 1-888-286-8010, or 617-801-6888 for callers outside the United States, and enter reservation number 84165165. The call will also be archived on Nicor's corporate Web site for 90 days.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.

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Caution Concerning Forward-Looking Statements
---------------------------------------------

This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an Illinois Commerce Commission (ICC) review and Securities and Exchange Commission (SEC) and U.S. Attorney inquiries, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of this date. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.

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Nicor Inc.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------
Unaudited (millions, except per share data)

                                      Three months ended     Six months ended
                                           June 30               June 30
                                      ------------------  ----------------------
                                         2005      2004       2005       2004
                                      --------  --------  ----------  ----------
Operating revenues                    $ 484.4   $ 429.5   $ 1,664.2   $ 1,545.2
                                      --------  --------  ----------  ----------

Operating expenses
   Gas distribution
      Cost of gas                       230.6     200.5     1,067.4       992.7
      Operating and maintenance          58.6      54.6       127.5       118.5
      Depreciation                       38.6      37.4        77.3        74.6
      Taxes, other than income taxes     31.4      29.1       107.4       103.8
      Mercury-related costs, net            -        .2          .1          .1
      Property sale gains                 (.1)     (5.5)        (.1)       (5.5)
   Shipping                              82.0      65.5       160.3       129.1
   Other energy ventures                 29.1      28.1        77.4        76.9
   Litigation charges
     (recoveries), net                  (29.4)        -       (29.9)       38.5
   Other corporate expenses
     and eliminations                   (14.4)    (13.5)      (51.0)      (50.9)
                                      --------  --------  ----------  ----------
                                        426.4     396.4     1,536.4     1,477.8
                                      --------  --------  ----------  ----------

Operating income                         58.0      33.1       127.8        67.4
Interest expense, net of amounts
  capitalized                             9.9       8.3        22.1        19.5
Equity investment income, net             1.9       1.7         3.9         2.9
Other income (expense), net               2.1        .9         3.1         1.3
                                      --------  --------  ----------  ----------
Income before income taxes               52.1      27.4       112.7        52.1

Income tax expense                       18.7       7.9        35.6        13.1
                                      --------  --------  ----------  ----------

Net income                               33.4      19.5        77.1        39.0
Dividends on preferred stock                -         -           -           -
                                      --------  --------  ----------  ----------

Earnings applicable to common
  stock                               $  33.4   $  19.5   $    77.1   $    39.0
                                      ========  ========  ==========  ==========

Average shares of common stock
  outstanding
   Basic                                 44.1      44.1        44.1        44.0
   Diluted                               44.4      44.3        44.4        44.2

Earnings per average share of common
  stock
   Basic                              $   .76   $   .44   $    1.75   $     .89
   Diluted                            $   .75   $   .44   $    1.74   $     .88


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Nicor Inc.

PRELIMINARY FINANCIAL HIGHLIGHTS
--------------------------------
Unaudited (millions, except per share data)

                                      Three months ended     Six months ended
                                           June 30               June 30
                                      ------------------  ----------------------
                                         2005      2004       2005       2004
                                      --------  --------  ----------  ----------

Operating revenues
    Gas distribution                  $ 372.2   $ 338.4   $ 1,451.1   $ 1,373.5
    Shipping                             92.3      72.4       182.8       140.2
    Other energy ventures                33.8      33.5        80.5        85.2
    Corporate and eliminations          (13.9)    (14.8)      (50.2)      (53.7)
                                      --------  --------  ----------  ----------
                                      $ 484.4   $ 429.5   $ 1,664.2   $ 1,545.2
                                      ========  ========  ==========  ==========

Operating income (loss)
    Gas distribution                  $  13.1   $  22.1   $    71.5   $    89.3
    Shipping                             10.3       6.9        22.5        11.1
    Other energy ventures                 4.7       5.4         3.1         8.3
    Corporate and eliminations           29.9      (1.3)       30.7       (41.3)
                                      --------  --------  ----------  ----------
                                      $  58.0   $  33.1   $   127.8   $    67.4
                                      ========  ========  ==========  ==========

Net income applicable to common
  stock                               $  33.4   $  19.5   $    77.1   $    39.0
                                      ========  ========  ==========  ==========

Average shares of common stock
  outstanding
   Basic                                 44.1      44.1        44.1        44.0
   Diluted                               44.4      44.3        44.4        44.2

Earnings per average share of common
  stock
   Basic                              $   .76   $   .44   $    1.75   $     .89
   Diluted                            $   .75   $   .44   $    1.74   $     .88